Exhibit 10.1

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

NOTICE OF SUBORDINATION

          THIS NOTE IS SUBORDINATED TO ALL SENIOR INDEBTEDNESS (AS DEFINED HEREIN) OWING TO WELLS FARGO FOOTHILL, LLC, AND CERTAIN OTHER LENDERS. BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS SET FORTH HEREIN.

VELOCITY INVESTMENTS, LLC
a New Jersey limited liability company

14% SUBORDINATED NOTE

No. __
$_______	May __, 2008

          FOR VALUE RECEIVED, VELOCITY INVESTMENTS, LLC, a New Jersey limited liability company (the “Company”), hereby promises to pay to ________________, (hereinafter referred to as the “Holder”), or registered assigns, the principal sum of _____________ Dollars ($_______), with interest at a rate of fourteen percent (14.0%) per annum.

1.       This Note. Unless this subordinated note (“Note”) is otherwise redeemed pursuant to Section 5 hereof, interest and principal on this Note shall be payable at the address indicated in the Subscription Agreement executed by the Holder in connection with the investment in this Note or any such other address as the Holder may from time to time designate in writing to the Company, regardless of whether payment becomes due on the Maturity Date (as defined below) or upon the occurrence of an Event of Default (as defined below).

2.       Payment of Principal and Interest. This Note will mature on November __, 2011 (the “Maturity Date”). Interest shall be payable quarterly in arrears beginning on the last day of the month that is four months from the date of this Note (each, an “Interest Payment Date”). Interest shall be computed based on the actual number of days elapsed, but on the basis of a 360-day year of twelve 30-day months calculated on the unpaid balance of the principal sum from the date of issue. Principal shall be due and payable upon the Maturity Date or upon the occurrence of an Event of Default (as defined below). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

3.       Security Interest

          (a)      To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of the Company to the Holder under this Note (the “Obligations’), the Company hereby assigns, pledges and grants to Holder, a continuing subordinated security interest in and lien upon all of the Company’s property and assets (the “Collateral”), whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interest, including without limitation, all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, tradestyles, patents and copyrights in which the Company now has or hereafter may acquire any right, title or interest, all books, records, computer programs, tapes, disks, and related data processing software that at any time evidence or contain information relating to Collateral or are otherwise necessary or helpful in the collection thereof or realization thereof; all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. The Company authorizes the Holder to file such financing statements and amendments thereto and all other documents and instruments and to do such other acts and things as are reasonably necessary to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other ·rights and security contemplated hereby all in accordance with the Uniform Commercial Code of the State of New Jersey as in effect from time to time. The security interest granted hereby shall be prior in right to all other security interests granted by the Maker in its assets, except that such security interest will be junior in right to the security interest held by Wells Fargo Foothill, LLC as set forth in Section 4 of this Note.

4.       Subordination. The Holder hereby irrevocably and unconditionally subordinates his, her or its right of payment and collection under this Note to all Senior Indebtedness of the Company. “Senior Indebtedness” shall mean all indebtedness of the Company, including, without limitation, the Company’s obligations under that certain Loan and Security Agreement, dated as of January 27, 2005 (as heretofore or hereafter amended, from time to time, the “WFF Loan Agreement”), among Velocity Asset Management, Inc., the Company and WFF, but “Senior Indebtedness” shall not include any other indebtedness of the Company incurred following the issuance of this Note that qualifies as long-term debt in accordance with U.S. generally accepted accounting principles. In furtherance of the foregoing, except as expressly permitted herein, the Company will not make, and no Holder of this Note will accept or receive, any payment of this Note until all the Senior Indebtedness has been indefeasibly paid in full in cash. If any Holder of this Note shall receive any payment on account of this Note in violation of the subordination provisions of this Note, it shall hold such payment in trust for the benefit of the holders of the Senior Indebtedness and, promptly upon discovery or notice of such violation, pay it over to such holders for application in payment of the Senior Indebtedness. So long as no Default or Event of Default (as such terms are defined in the WFF Loan Agreement) shall have occurred and be continuing, or would result therefrom, the Company may pay to the Holder and the Holder may accept and retain, (i) regularly scheduled payments of interest and principal as and at the times when due and payable under this Note, as originally executed and delivered, or, with the prior written consent of WFF, as amended and (ii) with the prior written consent of WFF, other payments prior to the due date thereof, including, but not limited to, those arising upon the acceleration of the Company’s obligations hereunder pursuant to Section 9 herof. The holders of the Senior Indebtedness are intended to be third-party beneficiaries of this Note. As such, this Note may not be modified except by an instrument in writing signed by the holders of the Senior Indebtedness.

5.       Call of Notes by the Company. The Company shall not, directly or indirectly, call for redemption, redeem, prepay, repurchase, or otherwise acquire (any such event referred to herein as a “call”) this Note or any portion thereof except as set forth in this Section 6.

          a.       Optional Redemption Upon Call by the Company. Beginning on the date hereof, the Company may, at its option, call this Note at a price equal to the outstanding principal sum of, plus accrued but unpaid interest on, any late charges associated with this Note and a call premium as follows:

(i)	From the date hereof through [________ __,] 2009 - 104.0% of the principal amount

(ii)	From [________ __, ___] through [________ __, ___] - 103.0% of the principal amount

(iii)	From [________ __, ___] through [________ __, ___] - 102.0% of the principal amount

(iv)	From [________ __, ___] through [________ __, ___] - 101.0% of the principal amount

(v)	From [________ __, ___] through [________ __, ___] - 100.5% of the principal amount

          b.       Notice of Call. The right of the Company to call this Note pursuant to this Section 6 shall be conditioned upon the Company’s giving notice of such call (the “Call Notice”, and the date the Call Notice is given being referred to as the “Call Notice Date”), by personal delivery, overnight courier, certified mail or by facsimile, signed by an authorized officer, to the Holder of this Note, not less than sixty (60) days prior to the date upon which the call is to be effective (the “Call Effective Date”). The Call Notice shall be irrevocable and shall specify the Call Effective Date, which may not be less than 60 days after the Call Notice Date.

6.       Transfer. Subject to the provisions of the legend above, this Note is freely transferable, in whole or in part, by the Holder, and such transferee shall have the same rights hereunder as the Holder. The Company may not assign or delegate any of its obligations under this Note without the prior written consent of the Holder (or its successor, transferee or assignee). Upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of this Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

7.       Note Register. This Note is transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered holder of this Note as the Holder appears on the Company’s books at any time as the Holder for all purposes.

8.       Defaults and Remedies. The entire unpaid principal of this Note shall become and be immediately due and payable upon written demand by the Holder, without any other notice or demand of any kind or any presentment or protest, if any one of the following events (each, an “Event of Default”) shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

          a.       the Company is delinquent in payment of any interest for a period of more than 30 days or the Company fails to pay the entire principal amount of this Note within ten days after the Maturity Date;

          b.       the Company defaults in any of its other financial obligations in excess of $500,000 that are not cured within 30 days;

          c.       the Company, pursuant to or within the meaning of any applicable U.S. federal and state laws relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters for the relief of creditors (each, a “Bankruptcy Law”):

                    i.       commences a voluntary case;

                    ii.      consents to the entry of an order for relief against it in an involuntary case;

                    iii.     consents to the appointment of a custodian of it or for any substantial part of its property;

                    iv.      makes a general assignment for the benefit of its creditors; or

                    v.       is unable to, or admits in writing its inability to, pay its debts as they become due.

          d.       there shall be commenced against the Company any case, proceeding or action of the type referred to below or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    i.       is for relief against the Company in an involuntary case;

                    ii.      appoints a custodian of the Company or for any substantial part of its property; or

                    iii.     orders the winding up or liquidation of the Company.

Upon an Event of Default, without any further notice or demand, in addition to and not in limitation of any other rights or remedies which the Holder may otherwise have, the Company shall pay the Holder a late charge computed at the rate of 18% per annum of the amount not paid. Notwithstanding the foregoing, an Event of Default under Section 9(b) hereof shall not constitute an Event of Default without written notice from the holders of a majority of the principal amount of the Notes then outstanding.

9.       Parity of Notes. In the event any other holder of notes issued contemporaneously with this Note (each, and “Offering Note” and, collectively, the “Offering Notes”) elects to accelerate the Offering Note held by such holder as a result of an Event of Default, the Company shall notify the Holder of this Note of such event and all holders of Offering Notes shall be deemed to have equal parity.

10.      Loss, Etc., of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory, to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

11.      Amendment, Waiver Etc., By Holder. The terms of this Note may be amended or waived upon the written consent of the Company and the Holder.

12.      Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

13.      Waiver. The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys’ fees.